EXHIBIT 14

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference of our report on the financial statements of The Lazard Funds, Inc., in respect of its Lazard Global Equity Portfolio and Lazard International Equity Portfolio, dated December 31, 2000, in this Registration Statement (Form N-14) of The Lazard Funds, Inc.



          ANCHIN, BLOCK & ANCHIN LLP


New York, New York

October 17, 2001